Exhibit 3(ii)

FIRST AMENDMENT TO THE BYLAWS
OF
UNITED SECURITY BANCSHARES, INC.

WHEREAS, United Security Bancshares, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the following amendment to the Corporation’s Bylaws was duly approved by the Corporation’s Board of Directors on February 23, 2012.

NOW, THEREFORE, Section 2.9 of Article 2 of the Corporation’s Bylaws, as amended, shall read as follows:

“SECTION 2.9  Proxies.  At each meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy, but no such proxy shall be valid after three (3) years from its date, unless such proxy provides for a longer period.  Such proxy shall be filed with the Secretary before or at the time of the meeting.  At each meeting of stockholders, and before any voting commences, all proxies filed before or at the time of the meeting shall be examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid.

Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a)           A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature; and

(b)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (including, without limitation, telephonic and Internet communications) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.”

The foregoing is hereby certified by the undersigned officer of the Corporation to be a true and accurate copy of the First Amendment to the Bylaws of the Corporation and is in full force and effect as of February 23, 2012.

Given under my hand and the seal of the Corporation this 23rd day of February, 2012.

By: /s/ James F. House
James F. House
President and Chief Executive Officer

 [CORPORATE SEAL]